Exhibit 99.1

Asure Announces Third Quarter 2023 Results

Reports Third Quarter Revenues of $29.3 Million, Up 34% from Prior Year

AUSTIN, TX – November 13, 2023 – Asure Software, Inc. (“we”, “us”, “our”, “Asure” or the “Company”) (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management (“HCM”) software solutions, today reported results for the Company’s third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

•Revenue of $29.3 million, up 34% from prior-year third quarter
•Recurring revenue of $23.8 million, up 19% from prior-year third quarter
•Net loss of $2.2 million, a $2.3 million improvement from prior-year third quarter
•EBITDA(1) of $3.0 million, up $1.7 million from prior-year third quarter
•Adjusted EBITDA(1) of $6.2 million, up $4.4 million from prior-year third quarter
•Gross profit of $21.3 million, up 56% from prior-year third quarter
•Non-GAAP gross profit(1) of $22.3 million (Non-GAAP gross margin(1) of 76%) versus $14.8 million and 68% in prior-year third quarter

Recent Business Highlights

•Completed an equity offering of 3,333,333 shares of our common stock, along with the exercise of the underwriters’ over-allotment option for an additional 500,000 shares which resulted in net proceeds, after underwriting discounts and offering expenses, for Asure of an aggregate of approximately $43 million.
•Announced debt payoff with Structural Capital Investments III, LP, for an aggregate amount of approximately $30.9 million. This payoff is expected to substantially enhance Asure’s cash flow, be accretive to earnings and create financial flexibility to further enable us to execute our strategy to deliver double-digit revenue growth.
•Announced a new 401k product bundled with Secure Act 2.0 tax credits. Asure will white-label Vestwell’s 401k platform and process the associated tax credits on behalf of its clients. The combined offering is expected to help small businesses compete for talent with larger firms, comply with an increasing number of state mandates requiring employers to provide retirement benefits, and maximize tax credits leading to increased use of Asure’s payroll, retirement, and HR Compliance services.
•Announced the launch of Lendio in the Asure Marketplace™. One of Asure’s main strategic pillars is to help clients gain access to growth-sustaining capital. This collaboration gives Asure's clients access to Lendio's comprehensive suite of business financing solutions, all delivered through a single, online application. With this integration, businesses can now effortlessly explore a wide range of funding options, ensuring they have the financial resources to survive, grow and thrive.
•Announced the launch of its Treasury Compliance Services powered by J.P. Morgan, specifically designed to assist regional and niche payroll providers with stringent compliance demands related to money movement. This service strategically addresses the requirements of the Money Transmission Modernization Act (MTMA), the Bank Secrecy Act (BSA), and the National Automated Clearing House Association (NACHA), which have notably increased regulatory requirements for companies moving money associated with payroll transactions.

(1)These financial measures are not calculated in accordance with GAAP and are defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

1

Management Commentary

“We are excited to have delivered another strong performance for our Company in the third quarter with 34% organic growth in revenues and robust gains in gross margins versus the same period a year ago, which are the primary result of increased revenues and more efficient operations driven by the consolidation and standardization efforts across the Company.” said Asure Chairman and CEO Pat Goepel. “We are building on our strong momentum by advancing our technology through leading partnerships as well as launching strategic sales initiatives. As an example, we recently launched an offering which bundles our 401k product with payroll services to help drive new client additions and we have seen good reception in the brief time since this effort was launched. Our focus on areas of differentiation, such as HR Compliance, our best-in-class tax platform, and our Asure Marketplace™, is anticipated to account for an increasing share of our revenue moving forward and is expected to generate high-margin revenue streams during the remainder of 2023 and into 2024.”

“We expect that the growth of our business will continue and today we are issuing guidance for the fourth quarter 2023 as well as introducing preliminary guidance for 2024 revenues. Regarding fourth quarter 2023, we expect revenues in the range of $25M-$27M, which at the midpoint would equal approximately 19% growth year over year. We expect our 2024 revenues to be in the range of $125M-$129M with adjusted EBITDA margins between 20% to 21%. While we intend to continue to evaluate potential acquisition targets in 2024, our guidance reflects our expectation for performance on a combination of organic and inorganic basis currently and the possible effects of the Internal Revenue Service’s recent measures against fraudulent employee retention tax credit claims.”

“Asure continues to invest in product development which we believe enables our small business customers to better leverage our expertise. Additionally, our enterprise clients can access new tools to move money and manage the increasingly complex tax laws more effectively. We will continue to provide innovative HCM solutions that help small businesses thrive, HCM providers grow their base, and large enterprises streamline tax compliance. Looking ahead, we remain focused on our commitments to helping small- and mid-sized businesses get the most from their human capital.”

Fourth Quarter 2023 and Full Year 2024 Revenue Guidance Ranges

The Company is providing the following guidance for the fourth quarter 2023 and full year 2024 based on the Company’s year-to-date results and recent business trends. This guidance is offered with the knowledge that there is a high level of economic uncertainty in 2023 which may continue into 2024 due to recent inflationary trends and the potential for a recession of unknown severity and the Internal Revenue Service’s recent measures against fraudulent employee retention tax credit claims. This guidance assumes that no further actions will be taken by the Internal Revenue Service or other governmental authorities with respect to ERC claims in 2024 other than the moratorium on processing of ERC claims, which is currently expected to expire on December 31, 2023.

Guidance for 2023

Guidance Range	Q4-2023	FY-2023
Revenue	$25.0M - 27.0M	$118.0M - 120.0M
Adjusted EBITDA(1)	$2.0M - 3.0M	$19% - 20%

Guidance for 2024

Guidance Range	FY-2024
Revenue	$125.0M - 127.0M
Adjusted EBITDA(1)	20% - 21%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures are to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

(1)This financial measure is not calculated in accordance with GAAP and is defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

2

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2023 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 5 of this press release.

Conference Call Details

Asure management will host a conference call Monday, November 13, 2023 at 3:30 pm Central (at 4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing 877-407-9219 or 201-689-8852.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) is a leading provider of Human Capital Management (“HCM”) software solutions. We help small and mid-sized companies grow by assisting them in building better teams with skills to stay compliant with ever-changing federal, state, and local tax jurisdictions and labor laws, and better allocate cash so they can spend their financial capital on growing their business rather than back-office overhead expenses. Asure’s Human Capital Management suite, named AsureHCM™, includes cloud-based Payroll, Tax Services, and Time & Attendance software and Asure Marketplace as well as human resources (“HR”) services ranging from HR projects to completely outsourcing payroll and HR staff. We also offer these products and services through our network of reseller partners. Visit us at asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

3

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains certain statements made by management that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements about our financial results may include expected or projected U.S GAAP and non-U.S. GAAP financial and other operating and non-operating results. The words “believe,” “may,” “will,” “estimate,” “projects,” “anticipate,” “intend,” “expect,” “should,” “plan,” and similar expressions are intended to identify forward-looking statements. Examples of “forward-looking statements” include statements we make regarding our operating performance, future results of operations and financial position, revenue growth, earnings or other projections. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to— the expiration of major revenue streams such as Employee Retention Tax Credits and the impact of the IRS recent measures regarding Employee Retention Tax Credits claims; risks associated with breaches of the Company’s security measures; risks associated with the Company’s rate of growth and anticipated revenue run rate, including impact of the current environment; interruptions to supply chains and extended shut down of businesses; political unrest, including the current issues between Russia and Ukraine; reductions in employment and an increase in business failures, specifically among our clients; the Company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; possible fluctuations in the Company’s financial and operating results; regulatory pressures on economic relief enacted as a result of the COVID-19 pandemic that change or cause different interpretations with respect to eligibility for such programs; privacy concerns and laws and other regulations may limit the effectiveness of our applications; factors affecting the Company’s term loan; domestic and international regulatory developments, including changes to or applicability to our business of privacy and data securities laws, money transmitter laws and anti-money laundering laws; the financial and other impact of any previous and future acquisitions; the Company’s ability to continue to release, gain customer acceptance of and provide support for new and improved versions of the Company’s services; successful customer deployment and utilization of the Company’s existing and future services; technological developments; the nature of the Company’s business model; interest rates; competition; various financial aspects of the Company’s subscription model; impairment of intangible assets; interruptions or delays in the Company’s services or the Company’s Web hosting; access to additional capital; the Company’s ability to hire, retain and motivate employees and manage the Company’s growth; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; volatility and weakness in bank and capital markets; factors affecting the Company’s deferred tax assets and ability to value and utilize them; volatility and low trading volume of our common stock; collection of receivables; and general developments in the economy, financial markets, credit markets and the impact of current and future accounting pronouncements and other financial reporting standards. Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2023, together with its risk factors in its quarterly reports for the three and six months ended June 30, 2023, filed with the SEC on August 7, 2023, and the three and nine months ended September 30, 2023, filed with the SEC on November 13, 2023.

The forward-looking statements, including the financial guidance, 2023 and 2024 outlooks, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based.

© 2023 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,787	$17,010
Accounts receivable, net	15,133	12,123
Inventory	93	251
Prepaid expenses and other current assets	3,907	10,304
Total current assets before funds held for clients	51,920	39,688
Funds held for clients	172,503	203,588
Total current assets	224,423	243,276
Property and equipment, net	13,436	11,439
Goodwill	86,011	86,011
Intangible assets, net	57,326	66,594
Operating lease assets, net	5,265	7,065
Other assets, net	8,036	5,523
Total assets	$394,497	$419,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$195	$4,106
Accounts payable	1,696	2,194
Accrued compensation and benefits	5,770	5,791
Operating lease liabilities, current	1,510	1,860
Other accrued liabilities	5,170	3,728
Contingent purchase consideration	—	2,955
Deferred revenue	3,392	8,461
Total current liabilities before client fund obligations	17,733	29,095
Client fund obligations	175,056	206,088
Total current liabilities	192,789	235,183
Long-term liabilities:
Deferred revenue	666	788
Deferred tax liability	1,614	1,503
Notes payable, net of current portion	2,633	30,795
Operating lease liabilities, noncurrent	4,956	6,459
Other liabilities	177	114
Total long-term liabilities	10,046	39,659
Total liabilities	202,835	274,842
Commitments
Stockholders’ equity:
Preferred stock	—	—
Common stock	252	206
Treasury stock at cost	(5,017)	(5,017)
Additional paid-in capital	485,981	433,586
Accumulated deficit	(286,858)	(281,226)
Accumulated other comprehensive income	(2,696)	(2,483)
Total stockholders’ equity	191,662	145,066
Total liabilities and stockholders’ equity	$394,497	$419,908

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Recurring	$23,833	$19,959	$74,749	$61,977
Professional services, hardware and other	5,501	1,944	18,069	4,559
Total revenue	29,334	21,903	92,818	66,536
Cost of Sales	8,054	8,256	25,120	25,164
Gross profit	21,280	13,647	67,698	41,372
Operating expenses:
Sales and marketing	6,597	4,752	22,312	14,238
General and administrative	9,294	8,023	29,586	24,204
Research and development	1,803	1,230	5,107	4,523
Amortization of intangible assets	3,333	3,350	9,929	10,134
Total operating expenses	21,027	17,355	66,934	53,099
(Loss) Income from operations	253	(3,708)	764	(11,727)
Interest expense, net	(782)	(1,122)	(4,321)	(3,006)
(Loss) Gain on extinguishment of debt	(1,517)	—	(1,517)	180
Other (expense) income, net	(283)	399	(291)	1,349
Loss from operations before income taxes	(2,329)	(4,431)	(5,365)	(13,204)
Income tax (benefit) expense	(123)	102	267	206
Net loss	(2,206)	(4,533)	(5,632)	(13,410)
Other comprehensive loss:
Unrealized loss on marketable securities	(201)	(1,243)	(213)	(2,802)
Comprehensive loss	$(2,407)	$(5,776)	$(5,845)	$(16,212)

Basic and diluted earnings (loss) per share
Basic	$(0.10)	$(0.22)	$(0.27)	$(0.67)
Diluted	$(0.10)	$(0.22)	$(0.27)	$(0.67)

Weighted average basic and diluted shares
Basic	22,591	20,219	21,204	20,092
Diluted	22,591	20,219	21,204	20,092

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2023	2022
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(5,632)	$(13,410)
Adjustments to reconcile income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	14,243	14,018
Amortization of operating lease assets	1,129	1,268
Amortization of debt financing costs and discount	548	531
Non-cash interest expense	1,471	—
Net amortization of premiums and accretion of discounts on available-for-sale securities	(63)	279
Provision for doubtful accounts	2,004	304
Provision for deferred income taxes	111	163
Gain (loss) on extinguishment of debt	1,208	(180)
Net realized gains on sales of available-for-sale securities	(1,645)	(808)
Share-based compensation	4,170	2,341
Loss on disposals of fixed assets	132	1
Change in fair value of contingent purchase consideration	175	(1,350)
Adjustment to intangibles	—	23
Changes in operating assets and liabilities:
Accounts receivable	(5,014)	(1,816)
Inventory	159	(85)
Prepaid expenses and other assets	4,031	2,855
Operating lease right-of-use assets	473	(3,489)
Accounts payable	(498)	738
Accrued expenses and other long-term obligations	918	2,637
Operating lease liabilities	(895)	2,298
Deferred revenue	(5,190)	639
Net cash provided by operating activities	11,835	6,957
Cash flows from investing activities:
Acquisition of intangible asset	(697)	(2,289)
Purchases of property and equipment	(1,365)	(2,188)
Software capitalization costs	(5,029)	(3,219)
Purchases of available-for-sale securities	(21,513)	(33,454)
Proceeds from sales and maturities of available-for-sale securities	10,428	7,159
Net cash used in investing activities	(18,176)	(33,991)
Cash flows from financing activities:
Payments of notes payable	(35,627)	(1,688)
Payment of contingent purchase consideration	—	(9)
Debt extinguishment costs	(468)	—
Net proceeds from issuance of common stock	45,986	192
Capital raise fees	(258)	—
Net change in client fund obligations	(31,033)	(32,527)
Net cash used by in financing activities	(21,400)	(34,032)
Net decrease in cash and cash equivalents	(27,741)	(61,066)
Cash and cash equivalents at beginning of period	164,042	198,641
Cash and cash equivalents at end of period	$136,301	$137,575

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
	(unaudited)	(unaudited)
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$32,787	$10,885
Restricted cash and restricted cash equivalents included in funds held for clients	103,514	126,690
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$136,301	$137,575

Supplemental information:
Cash paid for interest	$3,140	$2,247
Cash paid for income taxes	$532	$246

Non-cash investing and financing activities:
Acquisition of intangible assets	$332	$—
Notes payable issued for acquisitions	$—	$411
Shares issued to settle contingent consideration	$2,543	$—

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q3-23	Q2-23	Q1-23	Q4-22	Q3-22	Q2-22	Q1-22	Q4-21
Revenue(1)	$29,334	$30,420	$33,064	$29,292	$21,903	$20,300	$24,333	$21,113

Gross Profit to non-GAAP Gross Profit
Gross Profit	$21,280	$22,018	$24,400	$21,139	$13,647	$12,261	$15,464	$13,259
Gross Margin	72.5%	72.4%	73.8%	72.2%	62.3%	60.4%	63.6%	62.8%

Share-based Compensation	28	46	31	34	38	35	36	46
Depreciation	984	1,309	1,009	871	860	815	857	685
Amortization - intangibles	50	50	268	298	296	296	296	354
One-time expenses
Settlements, penalties & interest	8	—	4	3	38	—	1	—
Non-GAAP Gross Profit	$22,350	$23,423	$25,712	$22,345	$14,879	$13,407	$16,654	$14,344
Non-GAAP Gross Margin	76.2%	77.0%	77.8%	76.3%	67.9%	66.0%	68.4%	67.9%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$6,597	$8,515	$7,200	$6,022	$4,752	$4,589	$4,897	$4,318

Share-based Compensation	210	149	124	93	90	64	64	268
One-time expenses
Settlements, penalties & interest	30	4	11	—	—	14	—	—
Other non-recurring expenses	—	180	—	—	—	—	—	—
Non-GAAP Sales and Marketing Expense	$6,357	$8,182	$7,065	$5,929	$4,662	$4,511	$4,833	$4,050

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$9,294	$10,336	$9,956	$9,720	$8,023	$8,696	$7,485	$7,396

Share-based Compensation	936	1,298	1,142	641	590	615	575	468
Depreciation	200	234	210	168	149	154	170	161
One-time expenses
Settlements, penalties & interest	101	432	102	34	15	283	59	93
Acquisition and transaction costs	—	—	—	—	—	638	—	34
Other non-recurring expenses	—	453	—	—	—	58	49	63
Non-GAAP General and Administrative Expense	$8,057	$7,919	$8,502	$8,877	$7,269	$6,948	$6,632	$6,577

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,803	$1,325	$1,979	$1,627	$1,230	$1,472	$1,821	$1,438

Share-based Compensation	76	89	40	70	80	100	54	39
Depreciation	—	—	—	—	—	—	—	—
One-time expenses
Settlements, penalties & interest	—	—	—	25	3	—	—	—
Non-GAAP Research and Development Expense	$1,727	$1,236	$1,939	$1,532	$1,147	$1,372	$1,767	$1,399

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q3-23	Q2-23	Q1-23	Q4-22	Q3-22	Q2-22	Q1-22	Q4-21
Revenue(1)	$29,334	$30,420	$33,064	$29,292	$21,903	$20,300	$24,333	$21,113

GAAP Net (Loss) Income to Adjusted EBITDA
GAAP Net (Loss) Income	$(2,206)	$(3,765)	$339	$(1,056)	$(4,533)	$(5,860)	$(3,017)	$(4,301)

Interest expense, net	782	1,593	1,944	1,429	1,122	1,068	816	1,061
Income taxes	(123)	627	(237)	(94)	102	74	30	139
Depreciation	1,185	1,542	1,219	1,039	1,009	969	1,027	846
Amortization - intangibles	3,384	3,343	3,570	3,648	3,646	3,649	3,729	3,711
EBITDA	$3,022	$3,340	$6,835	$4,966	$1,346	$(100)	$2,585	$1,456
EBITDA Margin	10.3%	11.0%	20.7%	17.0%	6.1%	(0.5)%	10.6%	6.9%

Share-based Compensation	1,251	1,582	1,337	838	798	814	729	821
One Time Expenses
Settlements, penalties & interest	140	436	117	62	56	297	60	93
Acquisition and transaction costs	—	—	—	—	—	638	—	34
Other non-recurring expenses	—	633	—	—	—	58	49	63
Other (income) expense, net	1,800	93	(83)	139	(399)	(1,130)	—	(150)
Adjusted EBITDA	$6,213	$6,084	$8,206	$6,005	$1,801	$577	$3,423	$2,317
Adjusted EBITDA Margin	21.2%	20.0%	24.8%	20.5%	8.2%	2.8%	14.1%	11.0%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

Investor Relations Contact
Patrick McKillop
Vice President, Investor Relations
617-335-5058
patrick.mckillop@asuresoftware.com